MortgageIT Holdings, Inc.
Reports Second Quarter 2006 Financial Results

New York, N.Y., August 7, 2006 — MortgageIT Holdings, Inc. (NYSE: MHL), a residential mortgage company organized as a real estate investment trust (‘‘REIT’’), today announced operating and financial results for the three and six months ended June 30, 2006.

The Company reported GAAP net income for the second quarter of 2006 of $5.8 million, or $0.20 per diluted share. Adjusted net income for the second quarter of 2006 was $6.4 million, or $0.22 per diluted share. For the six months ended June 30, 2006, GAAP net income was $1.1 million, or $0.04 per diluted share, and adjusted net income was $2.4 million, or $0.09 per diluted share. Net income and adjusted net income per diluted share are based upon weighted average outstanding shares of 28.5 million for both the second quarter and the six-month period. Additional operating information is included in the ‘‘Operating Statistics Table’’ provided later in this press release.

Mortgage Banking Financial and Operating Highlights

•	Second quarter 2006 results include approximately $7.7 million, or $0.27 per diluted share, of after tax losses related to the Company’s exit from its national wholesale sub-prime platform, which occurred during the first quarter of 2006, primarily in connection with the repurchase of delinquent sub-prime loans.

•	The second quarter 2006 results also include an after tax charge of $0.3 million associated with the settlement of a pending wage and hour legal proceeding.

•	During the second quarter of 2006, the Company funded $7.59 billion of mortgage originations, an increase of 19% over the prior year period.

•	The Company sold $6.54 billion of loans to third parties during the second quarter and recognized a gain on sale margin of 105 bps. The gain on sale margin increased from 71 bps in the first quarter of 2006.

Portfolio Financial and Operating Highlights

•	The Company did not complete any loan securitizations during the second quarter ended June 30, 2006. The Company’s 100% self-originated portfolio totaled approximately $4.9 billion at the end of the second quarter and included approximately $22.2 million of self-originated mortgage backed securities that the Company retained as part of a securitized loan sale.

•	Adjusted net interest margin on the loan portfolio was 84 bps during the second quarter of 2006, down from 89 bps in the first quarter of 2006. Adjusted return on assets (‘‘ROA’’) on the portfolio was 65 bps in the second quarter, down from 71 bps in the first quarter of 2006.

Pending Acquisition by Deutsche Bank

•	On July 12, the Company announced that Deutsche Bank will acquire all of the outstanding shares of the Company for $14.75 per share in cash, or approximately $429 million in the aggregate. The transaction is expected to close in the fourth quarter of 2006, pending regulatory approvals, approval by the Company’s shareholders and the satisfaction of other customary closing conditions. Regulatory applications and the Company’s preliminary proxy statement for filing with the SEC are being prepared and integration plans are under way.

Dividend Guidance

•	The Company expects to pay a dividend of $0.25 to $0.30 per share for the third quarter of 2006.

•	If, as expected, Deutsche Bank’s acquisition of the Company occurs in the fourth quarter of 2006, a portion of the expenses incurred by the Company relating to the acquisition will be allocated to the REIT portfolio. As a result, the Company expects to pay little or no dividend for the fourth quarter of 2006.

Adjusted Financial Measures

Adjusted net income, adjusted net interest margin, adjusted return on assets, and adjusted earnings per share (diluted) are non-GAAP financial measures which are reported by the Company in addition to net income and earnings per share (diluted) as prepared in accordance with GAAP. As indicated in its first quarter 2005 release, during the first quarter of 2005, the Company did not qualify under the Statement of Financial Accounting Standards No. 133, ‘‘Accounting for Derivative Instruments and Hedging Activities’’ (‘‘FAS 133’’) with respect to certain hedging activities. The non-GAAP financial measures reported by the Company are presented as if the Company qualified under FAS 133 in all periods. If the Company qualified under FAS 133, gains and losses on derivative hedges would have been deferred and amortized over the hedge period. Since the Company did not qualify under FAS 133, both realized and unrealized gains and losses were recognized in GAAP earnings in prior periods. Management believes that by adjusting net income in this manner, the non-GAAP measures provide a useful gauge of the Company’s operating performance because adjusted net income highlights that portion of the Company’s reported earnings that is more likely to be ongoing in nature.

Second Quarter 2006 Form 10-Q

The Company will not hold an investor conference call to discuss its second quarter 2006 financial results. For additional details on the Company’s second quarter 2006 financial results, please see the Company’s Quarterly Report on Form 10-Q, which will be filed with the SEC by August 9, 2006.

About MortgageIT Holdings, Inc.

MortgageIT Holdings, Inc. (NYSE: MHL) is a self-administered mortgage real estate investment trust (‘‘REIT’’) focused on the residential lending market. The Company self-originates its investment portfolio of high quality adjustable rate mortgage (‘‘ARM’’) loans through MortgageIT, Inc., its wholly owned residential mortgage banking subsidiary. MortgageIT, Inc. is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. MortgageIT Holdings is organized and conducts its operations to qualify as a REIT for federal income tax purposes. MortgageIT is organized and operates as MortgageIT Holdings' taxable REIT subsidiary. For more information, please visit http://www.mortgageitholdings.com.

Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that relate to future, not past, events. In this context, forward-looking statements often address the Company’s expected future business and financial performance, and often contain words such as ‘‘expects,’’ ‘‘anticipates,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘will’’ or other similar words or expressions. Forward-looking statements, by their nature, address matters that are, to different degrees, uncertain and include, among other things, statements relating to the Company’s ability to fund a fully-leveraged, self-originated loan portfolio, its anticipated loan funding volume and the Company’s ability to pay dividends. These statements are based on the current economic environment and management's current expectations and beliefs, and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements are inherently subject to significant economic, competitive, and other contingencies that are beyond the control of management. The Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, MortgageIT, Inc.'s continued ability to originate new loans, including loans that the Company deems suitable for its securitization portfolio; changes in the capital markets, including changes in interest rates and/or credit spreads; and other risks detailed in the Company’s Annual Report on Form 10-K that was filed with the Securities and Exchange Commission (‘‘SEC’’) on March 15, 2006 and from time to time in the Company’s other SEC filings. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

CONTACT:

Investors:
Sean McGrath
MortgageIT Holdings, Inc.,
+1-646-346-8700;

Joe LoBello
Brainerd Communicators, Inc.,
+1-212-986-6667,
for MortgageIT Holdings, Inc.

MortgageIT Holdings, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	June 30, 2006	December 31, 2005
	(Unaudited)
ASSETS
Cash and cash equivalents	$55,928	$36,757
Restricted cash	2,666	712
Marketable securities held to maturity	3,677	3,675
Portfolio ARM Loans
ARM loans collateralizing debt obligations, net	4,923,027	4,681,554
ARM loans held for securitization, net	—	282
Total Portfolio ARM Loans	4,923,027	4,681,836
Mortgage loans held for sale	3,426,886	3,378,197
Mortgage-backed securities – available for sale	22,178	23,357
Hedging instruments	84,390	54,472
Accounts receivable, net of allowance	104,753	146,043
Prepaids and other assets	54,485	31,262
Goodwill	11,639	11,639
Property and equipment, net	15,282	13,941
Total assets	$8,704,911	$8,381,891
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Collateralized debt obligations	$4,713,147	$4,485,197
Warehouse lines payable	3,227,072	3,177,990
Repurchase agreements	100,300	87,058
Hedging instruments	187	8,801
Junior subordinated debentures	128,871	77,324
Notes payable and other debt	30,000	15,000
Accounts payable, accrued expenses and other liabilities	136,862	176,619
Total liabilities	8,336,439	8,027,989
STOCKHOLDERS' EQUITY:
Common stock, $.01 par value: 125,000,000 shares authorized; 29,189,124 issued and 29,098,724 outstanding in 2006; 28,889,540 issued and 28,799,140 outstanding in 2005	292	289
Treasury stock	(1,178)	(1,178)
Additional paid-in capital	393,551	393,304
Unearned compensation – restricted stock	(4,097)	(5,889)
Accumulated other comprehensive income (loss)	40,242	13,225
Accumulated deficit	(60,338)	(45,849)
Total stockholders' equity	368,472	353,902
Total liabilities and stockholders' equity	$8,704,911	$8,381,891

MortgageIT Holdings, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollars and shares in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
Revenues:
Gain on sale of mortgage loans	$68,873	$46,985	$114,625	$79,092
Brokerage revenues	5,810	6,275	12,248	12,673
Interest income	116,635	67,900	230,543	121,652
Interest expense	(116,342)	(49,255)	(221,323)	(80,741)
Net interest income	293	18,645	9,220	40,911
Realized and unrealized gain on hedging instruments	3,013	820	3,433	9,742
Other	619	243	857	506
Total revenues	78,608	72,968	140,383	142,924
Operating expenses:
Compensation and employee benefits	35,404	32,225	72,646	60,014
Processing expenses	22,868	13,687	46,786	24,050
General and administrative expenses	8,144	6,187	15,724	13,005
Rent	3,506	2,282	7,194	4,557
Marketing, loan acquisition and business development	1,274	1,025	2,544	1,920
Professional fees	3,845	2,517	6,442	4,827
Depreciation and amortization	1,642	841	3,189	1,637
Total operating expenses	76,683	58,764	154,525	110,010
Income (loss) before income taxes	1,925	14,204	(14,142)	32,914
Income tax (benefit) expense	(3,918)	5,784	(15,258)	8,766
Net income	$5,843	$8,420	$1,116	$24,148
Per share data:
Basic	$0.21	$0.43	$0.04	$1.24
Diluted	$0.20	$0.42	$0.04	$1.21
Weighted average number of shares – basic	28,375	19,486	28,364	19,446
Weighted average number of shares – diluted	28,532	19,905	28,522	19,900

Segment Financial Results for the Second Quarter of 2006

($ thousands – except EPS)	Mortgage Banking		Portfolio		Consolidated
	Amount	EPS	Amount	EPS	Amount	EPS
After tax (loss)/earnings prior to elimination	(4,368)	(0.15)	8,095	0.28	3,727	0.13
Elimination (1)	167	0.00	1,949	0.07	2,116	0.07
After tax (loss)/earnings net of elimination	(4,201)	(0.15)	10,044	0.35	5,843	0.20
Adjustment for after tax impact relating to FAS 133 (2)	0	0.00	574	0.02	574	0.02
Adjusted (Loss)/Earnings	(4,201)	(0.15)	10,618	0.37	6,417	0.22

Segment Financial Results for the Six Months ended June 30th of 2006

($ thousands – except EPS)	Mortgage Banking		Portfolio		Consolidated
	Amount	EPS	Amount	EPS	Amount	EPS
After tax (loss)/earnings prior to elimination	(19,354)	(0.68)	16,997	0.60	(2,357)	(0.08)
Elimination (1)	187	0.01	3,286	0.11	3,473	0.12
After tax (loss)/earnings net of elimination	(19,167)	(0.67)	20,283	0.71	1,116	0.04
Adjustment for after tax impact relating to FAS 133 (2)	0	0.00	1,316	0.05	1,316	0.05
Adjusted (Loss)/Earnings	(19,167)	(0.67)	21,599	0.76	2,432	0.09

(1)	Eliminates the economic impact of inter-company loan sales from the mortgage bank to the portfolio.

(2)	Adjusts previous gains and losses on derivative hedges reported by the Company (as a result of not qualifying under FAS 133) and the corresponding amortization associated with those gains and losses.

Operating Statistics Table

	Rolling five quarter information (Quarter ended)
	Jun 30, 2005	Sep 30, 2005	Dec 31, 2005	Mar 31, 2006	Jun 30, 2006
Mortgage Banking Metrics
Loan volume ($ millions)	$6,389	$9,249	$9,244	$7,195	$7,589
% Purchase	56%	48%	47%	44%	48%
% Refinance	44%	52%	53%	56%	52%
% Funded in MortgageIT name (banked)	93%	95%	96%	95%	95%
Held for sale warehouse balance (avg) ($ millions)	$2,139	$3,655	$4,828	$4,267	$3,784
Warehouse weighted average coupon	5.87%	5.24%	5.59%	5.60%	5.63%
Warehouse borrowing cost	3.74%	4.36%	4.95%	5.31%	5.86%
Warehouse net interest margin	2.13%	0.88%	0.64%	0.29%	-0.22%
Number of production branches	53	58	54	49	47
Gain on sale on total loans sold to third parties (Bps)	114	93	71	71	105
Gain on sale prime loans sold to third parties (Bps)	93	80	70	92	107
Gain on sale sub-prime loans sold to third parties (Bps)	227	175	75	(232)	(147)
Gain on sale on loans transferred to portfolio (Bps)	70	78	66	NM	NM
Margin on loans brokered (Bps)	116	128	122	135	130
Loan Portfolio Metrics
Average loan assets in portfolio ($ millions)	$3,404	$4,197	$4,804	$4,939	$5,115
Weighted average coupon of loans	5.17%	5.37%	5.41%	5.48%	5.60%
Scheduled loan basis amortization	0.22%	0.28%	0.26%	0.18%	0.28%
Incremental loan basis amortization due to higher prepayment rates	0.05%	0.08%	0.00%	0.00%	0.00%
Net weighted average coupon	4.90%	5.01%	5.15%	5.30%	5.32%
Interest expense (net of hedging)	3.62%	3.93%	4.19%	4.47%	4.52%
FAS 133 adjustment	−0.17%	−0.14%	−0.10%	−0.06%	−0.04%
Adjusted net interest margin	1.45%	1.22%	1.05%	0.89%	0.84%
General and administrative (includes servicing exp)	0.44%	0.34%	0.07%	0.15%	0.17%
Credit provision	0.09%	0.09%	0.09%	0.03%	0.01%
Adjusted loan portfolio return on assets	0.92%	0.79%	0.90%	0.71%	0.65%
Adjusted loan portfolio return on assets prior to increased prepayments	0.97%	0.87%	0.90%	0.71%	0.65%
Credit Reserve for HFI Portfolio (Based on Average Balance)
Credit reserve balance	0.062%	0.073%	0.086%	0.090%	0.084%
60 to 89 days past due	0.11%	0.26%	0.26%	0.25%	0.22%
Over 90 days past due	—%	0.04%	0.12%	0.03%	0.06%
Foreclosure	0.17%	0.13%	0.09%	0.24%	0.32%
Total past due and foreclosure	0.28%	0.43%	0.47%	0.52%	0.60%